Exhibit 16.1

WILLIAMS & WEBSTER, P.S.
Certified Pubic Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201
(509) 838-5111
FAX: (509) 838 5114

October 29, 2002

Securities and Exchange Commission
450 Fifth Street SW
Washington, DC 20549

Re: Relay Mines Limited
Commission File Number 333-59872

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated October 18, 2002.

Our independent auditor's report on the financial statements of Relay Mines Limited for the period ended June 30, 2002 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Relay Mines Limited on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington